                         Exhibit 99.3

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                        ----------------

                           FORM 11-K


                         ANNUAL REPORT
               PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


/x/  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THESECURITIES EXCHANGE ACT
OF 1934.
For the fiscal year ended: December 31, 1996


/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from _____ to _____


Commission file number: 1-4850


         A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing, Inc. CUTW Hourly Savings Plan

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                                   2100 East Grand Avenue
                                                   El Segundo, California 90245

                           TABLE OF CONTENTS

Description                                                       Page
-----------                                                       ----

(a) FINANCIAL STATEMENTS:


Statement of Net Assets Available for Benefits
As of December 31, 1995 and 1996..................................  3

Statement of Changes in Net Assets Available for Benefits
For the Five Months Ended December 31, 1995 and the Year Ended
December 31, 1996.................................................  4

Notes to the Financial Statements.................................  5


(b)  SUPPLEMENTAL SCHEDULES:

Schedule of Assets Held for Investment Purposes ..................  S-1

Schedule of Reportable Transactions ..............................  S-2

                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                               STATEMENTS OF NET ASSETS
                               AVAILABLE  FOR BENEFITS


                                                               DECEMBER 31
                                                         ----------------------
                                                            1996         1995
                                                       -----------   ----------
ASSETS
 Investments (Note 8):
  Short-term Investments                                 $    334     $  5,677
  Long-term Investments:
    Interest in registered investment
    companies - at fair value (Note 2):
     Brinson U.S. Bond Fund                                34,871       22,021
     Brinson U.S. Stock Fund                               18,904       16,162
     Brinson U.S. Equity Fund                             204,712      161,068
     Mellon Stock Index Fund                               42,979       28,633
    CSC Company stock                                     328,664      214,684
    Employee Loans                                         24,764       18,413
   Plan Interest in Master Trust                           73,214       55,204
                                                       -----------   ----------
 Total Investments                                        728,442      521,862
                                                       -----------   ----------

 Receivables:
   Employee Contribution Receivable                         2,290        2,307
   Employer Contribution Receivable                         1,450        1,184
   Other Receivables                                           13           34
                                                       -----------   ----------
 Total Receivables                                          3,753        3,525
                                                       -----------   ----------
  TOTAL ASSETS                                            732,195      525,387
                                                       -----------   ----------
 LIABILITIES
  Amounts Payable (Note 6)                                  8,361        2,637
                                                       -----------   ----------
  TOTAL LIABILITIES                                         8,361        2,637
                                                       -----------   ----------
 NET ASSETS AVAILABLE FOR BENEFITS                       $723,834     $522,750
                                                       -----------   ----------
                                                       -----------   ----------

                   COMPUTER SCIENCES CORPORATION
            CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                STATEMENTS OF CHANGES IN NET ASSETS
                       AVAILABLE  FOR BENEFITS


                                                  FOR THE YEAR               FOR THE FIVE
                                                       ENDED                  MONTHS ENDED
                                                 DECEMBER 31, 1996          DECEMBER 31, 1995
                                                 -----------------          -----------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Net Appreciation in Fair Value of Investments
(Note 9)                                             $ 84,006                    $ 12,688
Interest                                                  453                         849
Dividends                                               7,404                         644
Plan Interest in Master Trust Investment Income         2,715                       1,004
                                                 -----------------          -----------------
                                                       94,578                      15,185
Less Investment Management Fees                          (800)
                                               -----------------          -----------------
                                                       93,778                      15,185

Contributions:
Employee                                               69,713                      23,887
Employer                                               37,593                      12,254
Transfers From Prior Plan (Note 7)                                                471,424
                                               -----------------          -----------------
                                                      107,306                     507,565
                                               -----------------          -----------------
   TOTAL ADDITIONS                                    201,084                     522,750
                                               -----------------          -----------------
    NET INCREASE                                      201,084                     522,750

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                    522,750
                                               -----------------          -----------------
 End of Year                                         $723,834                    $522,750
                                               -----------------          -----------------
                                               -----------------          -----------------


                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996


 Note 1     DESCRIPTION OF THE PLAN

The following brief description of the CSC Outsourcing Inc. CUTW Hourly Savings Plan (the "Plan") of Computer Sciences Corporation (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective August 5, 1995, as a result of the Company acquiring certain employees of the Southern New England Telephone Company. The Plan is administered by a committee consisting of four officers (the "Committee) who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the Committee. The committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Trustee, The Bank of New York, administers the Trust pursuant to a Trust Agreement entered into with the Company. All administrative expenses incurred for services rendered to the Plan shall be paid from the Trust to the extent not paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code").

The Company reserves the right to terminate the Plan at anytime. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

ELIGIBILITY AND PARTICIPATION

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's eligibility requirements, are hourly paid employees of CSC Outsourcing Inc. and are a member of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee is eligible to rejoin the Plan on the next enrollment date.

There were approximately 40 participating employees at December 31, 1996.

                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996


EMPLOYEE AND COMPANY CONTRIBUTIONS

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. The Company will contribute, and forward to the Trust fund 66 2/3%
 of the first 1% to 6% for the employee matched contribution together with the participant's before-tax and after-tax contribution.

The employees' base earnings deferred and contributed to the Trust fund cannot exceed $9,500 and $9,240 for calendar years 1996 and 1995, respectively, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $9,500 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

VESTING OF PARTICIPANTS' INTERESTS/FORFEITURES

Participants are 100 percent vested at all times in their before-tax, after-tax contribution and Company matching accounts.

DISTRIBUTABLE AMOUNTS, WITHDRAWALS AND REFUNDS

The entire balance in all accounts for participants who retire, die, become disabled, or are discharged is distributed according to the provisions of the Plan. There are no forfeitures. No amounts were distributed during 1996.

                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996


While still an employee, a participant may make an in-service withdrawal of all or a part of the vested portion of his or her accounts attributable to their contributions, as well as vested Company matching contributions, plus the earnings on those amounts subject to the provisions of the Plan. Upon written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. A participant may request a hardship withdrawal only if he or she first takes a loan of any available monies in the Plan. Both types of withdrawals are subject to certain restrictions as described in the Plan document. There were no withdrawals in 1996.

FEDERAL INCOME TAX CONSEQUENCES

The Plan is intended to qualify under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

 (i) A participant would not be subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant would be able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,500 and 9,240 for 1996 and 1995, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally would be subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996

ASSETS OF THE PLAN

The assets of the Plan are held in a trust with five sub-accounts, which represents the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

SECURITY TRANSACTIONS

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

Participants in the Stock Fund may elect to receive distributions in certificates for shares of the common stock of the Company.

VALUATION OF INVESTMENT SECURITIES

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the month or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

                         COMPUTER SCIENCES CORPORATION
               CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996

Note 3     INCOME TAX STATUS

The Company will apply for a determination letter within the applicable time period, from the Internal Revenue Service substantiating that the Plan, as amended, qualifies under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code.

Note 4     INVESTMENT FUNDS

Participant contributions - Subject to rules the bargaining units have adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining unit.

THE FIXED INCOME FUND

The fund is invested in the Master Trust which was established for the investment of assets of the Plan and several other Company sponsored benefit plans. The Master Trust is an actively managed, short-term (1-3 years) U.S. Bond Fund managed by Payden & Rygel. Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by the Trustee. At December 31, 1996 and 1995, the Plan's interest in the net assets of the Master Trust was approximately .07% and .08%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.

                                                December 31,
                                       ----------------------------
                                             1996          1995
                                       -------------  -------------
Investments at fair value:
  Corporate bonds                      $  20,904,676  $  15,709,394
  U.S. government securities              56,633,626     44,628,463
  Other bonds                              2,112,040      2,085,848
  Short-term investments                  21,131,915              0
  Accrued income                           1,061,097        648,263
                                       -------------  -------------
                                       $ 101,843,354  $  63,071,968
                                       -------------  -------------
                                       -------------  -------------

                         COMPUTER SCIENCES CORPORATION
               CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996


Investment income for the Master Trust is as follows:

                                                            December 31,
                                                    ----------------------------
                                                         1996          1995
                                                    -------------  -------------
Investment income:
  Net appreciation in fair value of investments     $ (1,007,670)  $ 2,230,357
  Interest:
    Corporate bonds                                    1,180,044       659,260
    U.S. government securities                         2,485,788     2,234,361
    Other bonds                                          139,500             0
    Short-term investments                               627,305       241,759
                                                    -------------  -------------
                                                       3,424,967     5,365,737
  Less investment management fees                        (61,373)      (17,548)
                                                    -------------  -------------
                                                    $  3,363,594   $ 5,348,189
                                                    -------------  -------------
                                                    -------------  -------------

THE BALANCED FUND

The fund is invested with Brinson Trust Company. The Brinson Trust U.S. Balanced Fund is an actively managed portfolio which applies their asset allocation expertise to U.S. stocks, bonds and cash. Brinson Partners' U.S. balanced investment strategy is developed in the context of their global asset allocation process and is based on analysis of long term economic and market conditions. The stock portfolio will typically consist of large, intermediate and small companies which they believe offer sound value to the investor. The bond portion of the portfolio emphasizes high quality and is primarily invested in U.S. Treasury, government agency and corporate issues. This fund's investment objective is to maximize total return, consisting of capital appreciation and current income, without assuming undue risk.

THE ACTIVE EQUITY FUND

The fund is invested with Brinson Trust Company. The Brinson Trust U.S. Equity Portfolio is invested in common stocks traded in the U.S. The fund's objective is to maximize total return which consists of capital appreciation and current income. The fund's investment philosophy is to utilize the firm's extensive in-house research in the stock selection process.

                         COMPUTER SCIENCES CORPORATION
               CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996


THE STOCK INDEX FUND

The fund is invested with the Mellon Capital Management Stock Index Fund. The fund is designed to closely follow or track the movement of the Standard & Poor's 500 Composite Price Index (S&P 500), with enhancement to the index. This fund provides an opportunity to invest in a broadly diversified portfolio of U.S. stocks using a passive or "indexed" approach.

THE COMPANY STOCK FUND

Amounts allocated to this investment alternative will be used to purchase shares of CSC common stock which will be held for the benefit of the participant. The performance of this investment will depend upon the performance of CSC's stock. The Trustee may purchase Company stock on national securities exchanges or elsewhere.

In accordance with rules established by the Committee, participants may change their investment elections as of the first day of the first payroll period in the month, if filed within the prescribed time, by delivering an election form to the Company. Participants may transfer their existing account balances in 1 percent increments. Transfer elections are effective as of the first day of the month, or the second month if the participants election form is not filed within the time prescribed by the Committee, following the month in which the participant files his election form with the Company.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust Fund in the same fund as the participant contributions.

NUMBER OF PARTICIPANTS

The approximate number of participants having account balances in each of the five separate funds at December 31, 1996 was as follows:

                         Investment Fund                Number of Participants
                         ---------------                ----------------------
     The Fixed Income Fund .............................        22
     The Balanced Fund .................................        13
     The Active Equity Fund ............................        22
     The Index Equity Fund .............................        13
     The CSC Stock Fund ................................        40

                         COMPUTER SCIENCES CORPORATION
               CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996


The sum of the number of participants shown in the preceding page is greater than the total number of participants in the Plan because many are participating in more than one fund.

Note 5     PARTICIPANT LOANS

The Plan has a loan provision in place which is available to participants covered by the bargaining unit. As of December 31, 1996, $24,764 of loans were outstanding.

Note 6     BENEFITS PAYABLE

The Plan complies with the AICPA Audit and Accounting Guide, Audits of Employee Benefit Plans. The guide recommends that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. As of December 31, 1996, net assets available for benefits included no benefits due to participants who have withdrawn from participation in the Plan.

Note 7     MERGING OF PLANS

The Plan received $453,011 on November 15, 1995 and $18,413 on December 29, 1995 from Boston Safe Deposit & Trust Co. These amounts represent the balances of 23 participants as of November 14, 1995.

                         COMPUTER SCIENCES CORPORATION
               CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996

Note 8     INVESTMENTS 1996


                                           SHARES/UNITS    COST    FAIR VALUE
                                           ------------  --------  ----------
FIXED INCOME FUND
  Plan Interest in Master Trust             sh. 72,404   $ 74,383    $ 73,214

BALANCED FUND
 Brinson Trust Company Inc.
  U.S. Bond Fund                            sh.    317     34,597      34,871
  U.S. Stock Fund                           sh.     69     14,745      18,904

ACTIVE EQUITY FUND
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                     sh.    694    165,873     204,712

STOCK INDEX FUND
 Mellon EB Stock Index Fund                 sh.     84     35,904      42,252
 Mellon EB Daily Opening Stock Index Fund   sh.      4        729         727
 BNY Short-Term Money Market Fund           sh.     87        287         287

COMPANY STOCK FUND
 Computer Sciences Common Stock             sh.  4,002    282,768     328,664
 BNY Short-Term Money Market Fund           sh.     47         47          47

CSC EMPLOYEE LOAN FUND
 Participant Loans                          sh. 24,764     24,764      24,764
                                                         --------  ----------
                                                         $634,097    $728,442
                                                         --------  ----------
                                                         --------  ----------
TOTAL LONG-TERM INVESTMENTS                              $633,763    $728,108
TOTAL SHORT-TERM INVESTMENTS                                  334         334
                                                         --------  ----------
                                                         $634,097    $728,442
                                                         --------  ----------
                                                         --------  ----------

                                  COMPUTER SCIENCES CORPORATION
                           CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN

                                NOTES TO THE FINANCIAL STATEMENTS
                            FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                             AND FOR THE YEAR ENDED DECEMBER 31, 1996

Note 8     INVESTMENTS 1995


                                        Shares/Units          Cost         Fair Value
                                      ---------------     -----------    --------------

FIXED INCOME FUND
  Plan Interest in Master Trust          sh.  54,480       $  55,118        $  55,204
  BNY Short-Term Money Market Fund       sh.       4               4                4

BALANCED FUND
 Brinson Trust Company Inc.
  U.S. Bond Fund                         sh.     209          21,612           22,021
  U.S. Stock Fund                        sh.       5          15,450           16,162
  U.S. Cash Management Fund              sh.   2,136           2,136            2,136
 BNY Short-Term Money Market Fund        sh.     158             158              158

ACTIVE EQUITY FUND
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                  sh.     666         154,357          161,068
 BNY Short-Term Money Market Fund        sh.     193             193              193

STOCK INDEX FUND
  Mellon EB Stock Index Fund             sh.     154          27,815           28,633
  Mellon Temporary Investment Fund       sh.     328             328              328
 BNY Short-Term Money Market Fund        sh.     184             184              184

COMPANY STOCK FUND
 Computer Sciences Common Stock          sh.   3,056         210,665          214,684
 BNY Short-Term Money Market Fund        sh.    ,674           2,674            2,674

CSC EMPLOYEE LOAN FUND
 Participant Loans                       sh.  18,413          18,413           18,413
                                                          ----------     ------------
                                                          $  509,107       $  521,862
                                                          ----------     ------------
                                                          ----------     ------------

TOTAL LONG-TERM INVESTMENTS                               $  503,430       $  516,185
TOTAL SHORT-TERM INVESTMENTS                                   5,677            5,677
                                                          ----------     ------------
                                                          $  509,107       $  521,862
                                                          ----------     ------------
                                                          ----------     ------------

                                            14

                                          COMPUTER SCIENCES CORPORATION
                                  CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                                          NOTES TO FINANCIAL STATEMENTS

                                   FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                     AND FOR THE YEAR ENDED DECEMBER 31, 1996

Note 9     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                    December 31, 1996
                                        ------------------------------------------------------------------------
                                          Fixed     Balanced     Active    Index     Company   Loan
                                          Income      Fund       Equity    Equity     Stock    Fund      Total
                                        ---------   ---------  ---------- --------  --------  -------- ---------
ASSETS
    Short-term Investments                                                 $   287  $     47           $    334
    Long-term Investments:
      Interest in registered investment
    companies                                       $  53,775  $  204,712   42,979                      301,466
      CSC Company stock                                                                328,664            328,664
      Employee Loans                                                                            $ 24,764   24,764
      Plan Interest in Master Trust     $  73,214                                                        73,214
    Employee Contribution Receivable          585         333         459      270       643              2,290
    Employer Contribution Receivable                                                   1,450              1,450
    Accrued Income                                          4           4        1         4                 13
    Interfund Transfers                        54         923       6,795   (2,725)   (5,047)
                                        ---------   ---------  ---------- --------  --------  -------- ---------
     TOTAL ASSETS                          73,853      55,035     211,970   40,812   325,761    24,764  732,195
LIABILITIES
    Amounts Payable                            44          31         121        4               8,161    8,361
                                        ---------   ---------  ---------- --------  --------  -------- ---------
     TOTAL LIABILITIES                         44          31         121        4               8,161    8,361
                                        ---------   ---------  ---------- --------  --------  -------- ---------
NET ASSETS AVAILABLE FOR BENEFITS       $  73,809   $  55,004  $  211,849  $40,808  $325,761  $ 16,603 $723,834
                                        ---------   ---------  ---------- --------  --------  -------- ---------
                                        ---------   ---------  ---------- --------  --------  -------- ---------

                                                           15



                                          COMPUTER SCIENCES CORPORATION
                                  CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                                          NOTES TO FINANCIAL STATEMENTS

                                   FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                     AND FOR THE YEAR ENDED DECEMBER 31, 1996


Note 9     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                    December 31, 1996
                                        ------------------------------------------------------------------------
                                          Fixed     Balanced     Active    Index     Company   Loan
                                          Income      Fund       Equity    Equity     Stock    Fund      Total
                                        ---------   ---------  ---------- --------  --------  -------- ---------
ASSETS
    Short-term Investments                      4       2,293         193      512     2,675               5,677
    Long-term Investments:
      Interest in registered investment
      companies                                        38,183     161,068   28,633                       227,884
      CSC Company stock                                                                214,684             214,684
      Employee Loans                                                                           18,413     18,413
      Plan Interest in Master Trust        55,204                                                         55,204
    Employee Contribution Receivable          382         154         185      180     1,406               2,307
    Employer Contribution Receivable                                                   1,184               1,184
    Accrued Income                              4          14           4        2        10                  34
                                        ---------   ---------  ---------- --------  --------  -------- ---------
     TOTAL ASSETS                          55,594      40,644     161,450   29,327   219,959   18,413    525,387
LIABILITIES
    Amounts Payable                                                                    2,637               2,637
                                        ---------   ---------  ---------- --------  --------  -------- ---------
     TOTAL LIABILITIES                                                                 2,637               2,637
                                        ---------   ---------  ---------- --------  --------  -------- ---------
NET ASSETS AVAILABLE FOR BENEFITS       $  55,594   $  40,644  $  161,450 $ 29,327  $217,322  $18,413  $ 522,750
                                        ---------   ---------  ---------- --------  --------  -------- ---------
                                        ---------   ---------  ---------- --------  --------  -------- ---------


                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                            NOTES TO FINANCIAL STATEMENTS
                     FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996


Note 9     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND


                                                                                   YEAR ENDED DECEMBER 31, 1996
                                                              -------------------------------------------------------------------
                                                              FIXED     BALANCED   ACTIVE    INDEX     COMPANY    LOAN
                                                              INCOME      FUND     EQUITY    EQUITY     STOCK     FUND     TOTAL
                                                              -------   -------   --------  -------  --------   -------  --------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
   Net Appreciation in Fair Value of Investments..........              $ 3,535   $ 32,210  $ 5,606  $ 42,655            $ 84,006
   Interest Income........................................    $    62       118         36       40       197                 453
   Dividend Income........................................                1,918      3,707    1,779                         7,404
   Plan Interest in Master Trust Investment Income........      2,715                                                       2,715
   Investment Management Fees.............................       (135)     (126)      (517)     (22)                        (800)
                                                              -------   -------   --------  -------  --------   -------  --------
                                                                2,642     5,445     35,436    7,403    42,852              93,778
                                                              -------   -------   --------  -------  --------   -------  --------

 Contributions
  Employee................................................     14,703     7,682      8,675    6,692    44,071   (12,110)   69,713
  Employer................................................                                             37,593              37,593
  Interfund Transfers ....................................      1,466     1,833      7,850   (2,013)   (9,136)
                                                              -------   -------   --------  -------  --------   -------  --------
                                                               16,169     9,515     16,525    4,679    72,528   (12,110)  107,306
                                                              -------   -------   --------  -------  --------   -------  --------
    TOTAL ADDITIONS.......................................     18,811    14,960     51,961   12,082   115,380   (12,110)  201,084
                                                              -------   -------   --------  -------  --------   -------  --------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants............................        596       600      1,563      601     6,940   (10,300)
                                                              -------   -------   --------  -------  --------   -------  --------
    TOTAL DEDUCTIONS......................................        596       600      1,563      601     6,940   (10,300)
                                                              -------   -------   --------  -------  --------   -------  --------
    NET INCREASE..........................................     18,215    14,360     50,398   11,481   108,440    (1,810)  201,084
                                                              -------   -------   --------  -------  --------   -------  --------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year........................................     55,594    40,644    161,450   29,327   217,322    18,413   522,750
                                                              -------   -------   --------  -------  --------   -------  --------
 End of Year..............................................    $73,809   $55,004   $211,848  $40,808  $325,762   $16,603  $723,834
                                                              -------   -------   --------  -------  --------   -------  --------
                                                              -------   -------   --------  -------  --------   -------  --------


                            COMPUTER SCIENCES CORPORATION
                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                            NOTES TO FINANCIAL STATEMENTS
                     FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996


Note 9     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND


                                                                            FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                                              -------------------------------------------------------------------
                                                              FIXED     BALANCED   ACTIVE   INDEX    COMPANY     LOAN
                                                              INCOME     FUND      EQUITY   EQUITY    STOCK      FUND     TOTAL
                                                              -------   -------   --------  -------  --------   -------  --------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net Appreciation in Fair Value of Investments...........              $ 1,121   $  6,711  $   818  $  4,019            $ 12,688
  Interest Income.........................................    $   436        35         23       16       358                 849
  Dividend Income.........................................                  122        356      166                           644
  Plan Interest in Master Trust Investment Income.........      1,004                                                       1,004
                                                              -------   -------   --------  -------  --------   -------  --------
  Investment Management Fees..............................      1,440     1,278      7,090    1,000     4,377              15,185
                                                              -------   -------   --------  -------  --------   -------  --------


 Contributions
  Employee................................................      3,958     1,592      1,925    1,861    14,551              23,887
  Employer................................................                                             12,254              12,254
  Transfers From Other Plans..............................     50,196    37,774    152,436   26,466   186,139    18,413   471,424
                                                              -------   -------   --------  -------  --------   -------  --------
                                                               54,154    39,366    154,361   28,327   212,944    18,413   507,565
                                                              -------   -------   --------  -------  --------   -------  --------
    TOTAL ADDITIONS.......................................     55,594    40,644    161,451   29,327   217,321    18,413   522,750
                                                              -------   -------   --------  -------  --------   -------  --------
    NET INCREASE..........................................     55,594    40,644    161,451   29,327   217,321    18,413   522,750
                                                              -------   -------   --------  -------  --------   -------  --------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year........................................
                                                              -------   -------   --------  -------  --------   -------  --------
 End of Year..............................................    $55,594   $40,644   $161,451  $29,327  $217,321   $18,413  $522,750
                                                              -------   -------   --------  -------  --------   -------  --------


                                      SIGNATURES


     THE PLAN. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                             CSC OUTSOURCING, INC. CUTW HOURLY SAVINGS PLAN




Date: June 23, 1997          By: /S/ LEON J. LEVEL
                                ----------------------------------------
                             Leon J. Level
                             Chairman,
                             Computer Sciences Corporation
                             Retirement Plans Committee

1996
FORM 5500 ITEM 27(a)
COMPUTER SCIENCES CORPORATION
EIN 88-0276684
CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN


                   SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                                                     (e) CURRENT
(a) (b) ISSUER                      (c) DESCRIPTION OF INVESTMENT         (d) COST        VALUE
--- ----------------------------    ------------------------------------- ---------  -----------
    Brinson Trust Company, Inc.     Mutual Fund  -  U.S. Bond Fund           34,597      34,871
    Brinson Trust Company, Inc.     Mutual Fund  -  U.S. Stock Fund          14,745      18,904
    Brinson Trust Company, Inc.     Mutual Fund  -  U.S. Equity Portfolio   165,873     204,712
    Mellon Bank N.A.                Mutual Fund  -  Index Performance Fund   35,904      42,252
    Mellon Bank N.A.                Mellon EB Daily Opening Stock Index
                                    Fund                                        729         727
*   Computer Sciences Corporation   Common Stock                            210,665     328,664
    Computer Sciences Corporation   Employee Loan Fund                       24,764      24,764
    Mellon Bank N.A.                Short-term Mellon Capital Management        287         287
*   Bank of New York                BNY Short-Term Money Market Fund             47          47
                                                                          ---------   ---------
 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                $ 487,611   $ 655,228
                                                                          ---------   ---------
                                                                          ---------   ---------


*   represents party in interest

1996
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
CUTW HOURLY SAVINGS PLAN
EIN 88-0276684

                         SCHEDULE OF REPORTABLE TRANSACTIONS
                         SINGLE TRANSACTIONS IN EXCESS OF 5%


(a) IDENTITY OF PARTY INVOLVED   (b) DESCRIPTION OF ASSET   (c) PURCHASE   (d) SELLING   (g) COST OF    TRANSACTION    (i) NET GAIN
                                                                PRICE          PRICE        ASSET         DATE            OR (LOSS)
------------------------------   ------------------------   ------------   -----------   -----------    -----------    ------------



                                                          None to Report



1996
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
CUTW HOURLY SAVINGS PLAN
EIN 88-0276684

                         SCHEDULE OF REPORTABLE TRANSACTIONS

                 SERIES TRANSACTIONS IN THE AGGREGATE IN EXCESS OF 5%

                                                                                                         (h) CURRENT
                                                                                                            VALUE
                                                                                                         OF ASSET ON
(a) IDENTITY OF PARTY INVOLVED   (b) DESCRIPTION OF ASSET    (c) PURCHASE   (d) SELLING   (g) COST OF    TRANSACTION   (i) NET GAIN
                                                                 PRICE          PRICE        ASSET         DATE          OR (LOSS)
------------------------------   ------------------------    ------------   -----------   -----------    -----------   ------------

CSC Common Stock                 Company Stock
- Purchase                                                      $  79,902                   $  79,902       $  9,902
- Sale                                                                         $  8,578         7,930          8,578         $  648

Mellon Capital Management        Stock Index Fund
- Purchase                                                         13,112                      13,112         13,112
- Sale                                                                           13,154        13,154         13,154

Bank of New York                 Short-Term Money Market Fund
- Purchase                                                        132,524                     132,524        132,524
- Sale                                                                          135,690       135,690        135,690
